US PRECIOUS METALS INC. (USPR) ENTERS INTO AGREEMENTS WITH J. STEICHER CAPITAL, LLC and J. STREICHER ADVISORY, LLC.

NEW YORK, November 24th, 2015– US Precious Metals Inc., (OTCQB:USPR) (the Company) an exploration stage company engaged in the acquisition, exploration and development of mineral properties in the State of Michoacán, Mexico announces the Company has entered into an “Investment Banking” agreement with J. Streicher Capital, LLC, a FINRA registered broker dealer, located in New York City, New York. It also entered into an “Advisory Agreement” with J. Streicher Advisory, LLC, a corporate finance entity.

All agreements are designed to advise the management of USPR as they expand on their business plans.

Mr. Jeff Priebe, a general partner at J. Streicher stated, "We are extremely excited with the business plans of US Precious Metals and look forward to joining forces with a number of the J. Streicher entities to help them move the company forward."

Mr. John Gildea, Chief Executive Officer and Director of US Precious Metals, Inc., said, "We are delighted to be working with J Streicher. By engaging J. Streicher, we will have the opportunity to work with an experienced, strategic partner who will help implement our business plan and as a result increase shareholder value.”

About J. Streicher

Market Making -- Investment Banking -- Asset Management -- Real Estate

With 105 years and counting of being in the financial industry and having seen many companies come and go, J. Streicher is a unique story on Wall Street. From the very beginning, both J. Streicher and the entire Streicher family have been firm believers in the importance of asset diversification and the need for intelligent, disciplined investing. To that end, J. Streicher strives to provide value and confidence to their clients and investors by providing a Total Solution. These core beliefs have been dutifully addressed through J. Streicher & Co., J. Streicher Asset Management, J. Streicher Capital, J. Streicher Advisory, J. Streicher Analytics and J. Streicher Property Group.

About US Precious Metals Inc.

US Precious Metals, Inc. is a Mid stage company engaged in the acquisition, exploration and development of mineral properties. The Company focuses on gold, silver and copper primarily located in the State of Michoacán, Mexico, owning exploration and exploitation concessions to approximately 37,000 contiguous acres of mineral rights, www.usprgold.com.

This press release may contain certain "forward-looking statements" relating to the business of U.S. Precious Metals, Inc. and its subsidiary. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes,"

"expects", "intended" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investment & Company Information

Steve Chizzik

Investor relations

The Verrazano Group, LLC

+1(973) 232 5132

steve@theverrazanogroup.com